PRESS RELEASE

CooperCompanies Announces Second Quarter 2024 Results

San Ramon, Calif., May 30, 2024 — CooperCompanies (Nasdaq: COO), a leading global medical device company, today announced financial results for its fiscal second quarter ended April 30, 2024.
•Revenue increased 7% year-over-year to $942.6 million. CooperVision (CVI) revenue up 8% to $635.9 million, and CooperSurgical (CSI) revenue up 6% to $306.7 million.
•GAAP diluted earnings per share (EPS) of $0.44, up $0.24 or 122% from last year's second quarter.
•Non-GAAP diluted EPS of $0.85, up $0.08 or 10% from last year's second quarter. See "Reconciliation of Selected GAAP Results to Non-GAAP Results" below.
Commenting on the results, Al White, Cooper's President and CEO said, "I'm pleased to report record quarterly revenues and great operational progress throughout the organization. CooperVision returned to double-digit growth driven by our portfolio of leading silicone hydrogel lenses, and CooperSurgical posted a solid quarter despite some unexpected challenges with a system upgrade in our US distribution center. As we move forward, we're increasing our revenue and earnings guidance by incorporating this past quarter and the momentum we're seeing in the market."
Second Quarter Operating Results
•Revenue of $942.6 million, up 7% from last year’s second quarter, up 9% in constant currency, up 8% organically.
•Gross margin of 67% compared with 66% in last year’s second quarter. On a non-GAAP basis, gross margin was similar to last year at 67%.
•Operating margin of 17% compared with 11% in last year’s second quarter. On a non-GAAP basis, operating margin was similar to last year at 24%.

•Interest expense of $28.9 million up from $26.1 million in last year's second quarter driven by higher average debt and higher interest rates.
•Total debt excluding unamortized debt issuance costs of $2.7 billion and cash and cash equivalents of $112.4 million.
•Cash provided by operations of $111.0 million offset by capital expenditures of $74.1 million resulted in free cash flow of $36.9 million.
Second Quarter CooperVision (CVI) Revenue
•Revenue of $635.9 million, up 8% from last year’s second quarter, up 10% in constant currency, up 11% organically.
•Revenue by category:

		% change y/y
	(In millions)	Reported	Currency Impact	Constant Currency	Acquisitions and Divestitures	Organic
	2Q24
Toric and multifocal	$310.3	11%	1%	12%	—%	12%
Sphere, other	325.6	5%	3%	8%	1%	9%
Total	$635.9	8%	2%	10%	1%	11%

•Revenue by geography:

		% change y/y
	(In millions)	Reported	Currency Impact	Constant Currency	Acquisitions and Divestitures	Organic
	2Q24
Americas	$264.4	9%	(1)%	8%	2%	10%
EMEA	237.0	13%	—%	13%	1%	14%
Asia Pacific	134.5	(1)%	8%	7%	—%	7%
Total	$635.9	8%	2%	10%	1%	11%
Second Quarter CooperSurgical (CSI) Revenue
•Revenue of $306.7 million, up 6% from last year's second quarter, up 8% in constant currency, up 4% organically.

•Revenue by category:

		% change y/y
	(In millions)	Reported	Currency Impact	Constant Currency	Acquisitions and Divestitures	Organic
	2Q24
Office and surgical	$182.9	12%	—%	12%	(8)%	4%
Fertility	123.8	(1)%	3%	2%	2%	4%
Total	$306.7	6%	2%	8%	(4)%	4%
Fiscal Year 2024 Financial Guidance
The Company raised its fiscal year 2024 financial guidance. Details are summarized as follows:
•Fiscal 2024 total revenue of $3,863 - $3,905 million (organic growth of 7.5% to 8.5%)
•CVI revenue of $2,591 - $2,613 million (organic growth of 8.5% to 9.5%)
•CSI revenue of $1,272 - $1,292 million (organic growth of 5% to 7%)
•Fiscal 2024 non-GAAP diluted EPS of $3.54 - $3.60
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition and integration costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.
Reconciliation of Selected GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we provide non-GAAP measures such as non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted earnings per share, as well as constant currency and organic revenue growth because we believe they are helpful for the investors to understand our consolidated operating results. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, to make operating decisions, and to plan and forecast for future periods. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We provide further details of the non-GAAP adjustments made to arrive at our non-GAAP measures in the GAAP to non-GAAP reconciliations below. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
To present constant currency revenue growth, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To present organic revenue growth, we excluded the effect of foreign currency fluctuations and the impact of any acquisitions, divestitures and discontinuations that occurred in the comparable period.
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, or buyback common stock. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.
Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
Gross Margin, Operating Margin, and EPS

	Three Months Ended April 30,				Six Months Ended April 30,
(In millions)	2024	Margin %	2023	Margin %	2024	Margin %	2023	Margin %
GAAP Gross Profit	$631.2	67%	$582.9	66%	$1,255.0	67%	$1,141.4	66%
Acquisition and integration-related charges (1)	0.4	—%	2.0	—%	1.2	—%	4.9	—%
Exit of business (2)	0.4	—%	2.4	1%	0.5	—%	4.9	—%
Medical device regulations (3)	0.7	—%	1.3	—%	1.7	—%	1.7	—%
Business optimization charges (4)	1.7	—%	0.2	—%	3.3	—%	0.1	—%
Total	3.2	—%	5.9	1%	6.7	—%	11.6	—%
Non-GAAP Gross Profit	634.4	67%	588.8	67%	1,261.7	67%	1,153.0	66%

	Three Months Ended April 30,				Six Months Ended April 30,
(In millions)	2024	Margin %	2023	Margin %	2024	Margin %	2023	Margin %
GAAP Operating Income	$161.7	17%	$96.3	11%	$314.8	17%	$245.8	14%
Amortization of acquired intangibles	50.3	5%	46.5	5%	100.6	5%	93.0	5%
Acquisition and integration-related charges (1)	1.8	—%	9.3	2%	12.3	1%	22.3	2%
Exit of business (2)	1.1	—%	2.6	—%	1.5	—%	5.6	—%
Medical device regulations (3)	5.0	1%	4.3	1%	10.2	1%	7.5	1%
Business optimization charges (4)	4.2	1%	2.3	—%	11.0	—%	11.7	—%
Acquisition termination fee (5)	—	—%	45.0	5%	—	—%	45.0	3%
Release of contingent liability (6)	—	—%	—	—%	—	—%	(31.8)	(2)%
Other (7)	0.7	—%	1.2	—%	1.5	—%	2.6	—%
Total	63.1	7%	111.2	13%	137.1	7%	155.9	9%
Non-GAAP Operating Income	224.8	24%	207.5	24%	451.9	24%	401.7	23%

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
Gross Margin, Operating Margin, and EPS

	Three Months Ended April 30,				Six Months Ended April 30,
(In millions, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
GAAP Net Income	$88.9	$0.44	$39.8	$0.20	$170.1	$0.85	$124.4	$0.63
Amortization of acquired intangibles	50.3	0.25	46.5	0.23	100.6	0.50	93.0	0.46
Acquisition and integration-related charges (1)	1.8	0.01	9.3	0.05	12.3	0.06	22.3	0.12
Exit of business (2)	1.1	0.01	2.6	0.01	1.5	0.01	5.6	0.03
Medical device regulations (3)	5.0	0.03	4.3	0.02	10.2	0.06	7.5	0.04
Business optimization charges (4)	4.2	0.02	2.3	0.01	11.0	0.04	11.7	0.04
Acquisition termination fee (5)	—	—	45.0	0.23	—	—	45.0	0.23
Release of contingent liability (6)	—	—	—	—	—	—	(31.8)	(0.16)
Other (7)	3.6	0.02	2.6	0.01	7.2	0.04	5.8	0.04
Tax effects related to the above items	(14.1)	(0.07)	(28.2)	(0.14)	(33.9)	(0.17)	(36.1)	(0.18)
Intra-entity asset transfers (8)	28.7	0.14	29.3	0.15	61.1	0.31	50.5	0.25
Total	80.6	0.41	113.7	0.57	170.0	0.85	173.5	0.87
Non-GAAP Net Income	$169.5	$0.85	$153.5	$0.77	$340.1	$1.70	$297.9	$1.50
Weighted average diluted shares used	200.5		199.2		200.2		198.9

EPS, amounts and percentages may not sum or recalculate due to rounding.

(1) Charges include the direct effects of acquisition accounting, such as amortization of inventory fair value step-up, professional services fees, regulatory fees and changes in fair value of contingent considerations, and items related to integrating acquired businesses, such as redundant personnel costs for transitional employees, other acquired employee related costs, and integration-related professional services, manufacturing integration costs, legal entity rationalization and other integration-related activities. The acquisition and integration-related charges in fiscal 2024 were primarily related to the Cook Medical acquisition and integration expenses. The acquisition and integration-related charges in fiscal 2023 were primarily related to Generate acquisition and integration expenses.

(2) Charges include costs related to product line exits such as inventory write-offs, site closure costs, contract termination costs and specifically-identified long-lived asset write-offs.

(3) Charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be one-time costs, which are limited to a specific time period.

(4) Charges represent the costs associated with initiatives to increase efficiencies across the organization and optimize our overall cost structure, including changes to our IT infrastructure and operations, employee severance costs, legal entity and other business reorganizations, write-offs or impairments of certain long-lived assets associated with the business optimization activities.

(5) Amount represents an accrual for probable payment of a termination fee in connection with an asset purchase agreement in the second quarter of 2023, which was paid in August 2023.

(6) Amount represents the release the contingent consideration liability associated with SightGlass Vision's regulatory approval milestone in the first quarter of 2023.

(7) Charges include certain one-time business disruptions from natural causes, litigation matters and other items that are not part of ordinary operations. The adjustments to arrive at non-GAAP net income also include gains and losses on minority interest investments and accretion of interest attributable to acquisition installments payable.

(8) Amounts represent the tax effects related to intra-entity asset transfers.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss the financial results and current corporate developments. The dial-in number for the call is 800-715-9871 and the conference ID is 1712676. A simultaneous audio webcast and subsequent replay can be accessed on CooperCompanies' investor relations website at http://investor.coopercos.com.
About CooperCompanies
CooperCompanies (Nasdaq: COO) is a leading global medical device company focused on improving lives one person at a time. The Company operates through two business units, CooperVision and CooperSurgical. CooperVision is a trusted leader in the contact lens industry, improving the vision of millions of people every day. CooperSurgical is a leading fertility and women's health company dedicated to assisting women, babies and families at the healthcare moments that matter most. Headquartered in San Ramon, CA, CooperCompanies ("Cooper") has a workforce of more than 15,000 with products sold in over 130 countries. For more information, please visit  www.coopercos.com.
Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our fiscal year 2024 financial guidance, are forward looking. In addition, all statements regarding anticipated growth in our revenues, anticipated effects of any product recalls, anticipated market conditions, planned product launches, restructuring or business transition expectations, regulatory plans, and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions including the impact of continuing uncertainty and instability of certain countries, man-made or natural disasters and pandemic conditions, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items; the impact of international conflicts and the global response to international conflicts on the global economy, European economy, financial markets, energy markets, currency rates and our ability to supply product to, or through, affected countries; our substantial and expanding international operations and the challenges of managing an organization spread throughout multiple countries and complying with a variety of legal, compliance and regulatory requirements; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; changes in tax laws, examinations by tax authorities, and changes in our geographic composition of income; acquisition-related adverse effects including the failure to successfully achieve the anticipated net sales, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information such as HIPAA and the California Consumer Privacy Act (CCPA) in the U.S. and the General Data Protection Regulation (GDPR) requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to challenges associated with integration of acquisitions, man-made or natural disasters, pandemic conditions, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to the failure to perform by third-party vendors, including cloud computing providers or other technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), and the EU In Vitro Diagnostic Medical Devices Regulation (IVDR); legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement, contractual disputes, or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers, reputational harm and costs and expenses, including from claims and litigation related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals or certifications for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payers for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; risks related to environmental laws and requirements applicable to our facilities, products or manufacturing processes, including evolving regulations regarding the use of hazardous substances or chemicals in our products; risks related to environmental, social and corporate governance (ESG) issues, including those related to climate change and sustainability; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, as such Risk Factors may be updated in annual and quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	April 30, 2024	October 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$112.4	$120.8
Trade receivables, net	688.7	609.7
Inventories	775.4	735.6
Prepaid expense and other current assets	282.5	238.8
Total current assets	1,859.0	1,704.9
Property, plant and equipment, net	1,709.3	1,632.6
Goodwill	3,761.3	3,624.5
Other intangibles, net	1,796.9	1,710.3
Deferred tax assets	2,283.7	2,349.5
Other assets	637.2	637.1
Total assets	$12,047.4	$11,658.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$41.7	$45.4
Accounts Payable	230.7	261.9
Employee compensation and benefits	144.7	174.8
Deferred revenue	121.7	123.6
Other current liabilities	413.7	363.3
Total current liabilities	952.5	969.0
Long-term debt	2,671.3	2,523.8
Deferred tax liabilities	94.2	101.5
Long-term tax payable	59.0	90.2
Deferred revenue	188.6	184.2
Other liabilities	277.9	239.2
Total liabilities	4,243.5	4,107.9
Stockholders’ equity	7,803.9	7,551.0
Total liabilities and stockholders' equity	$12,047.4	$11,658.9

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023
Net sales	$942.6	$877.4	$1,874.2	$1,735.9
Cost of sales	311.4	294.5	619.2	594.5
Gross profit	631.2	582.9	1,255.0	1,141.4
Selling, general and administrative expense	380.3	407.5	761.2	738.4
Research and development expense	38.9	32.6	78.4	64.2
Amortization of intangibles	50.3	46.5	100.6	93.0
Operating income	161.7	96.3	314.8	245.8
Interest expense	28.9	26.1	58.8	52.2
Other expense, net	2.8	4.6	6.0	5.9
Income before income taxes	130.0	65.6	250.0	187.7
Provision for income taxes	41.1	25.8	79.9	63.3
Net income	$88.9	$39.8	$170.1	$124.4

Earnings per share - diluted*	$0.44	$0.20	$0.85	$0.63

Number of shares used to compute diluted earnings per share*	200.5	199.2	200.2	198.9

*All periods presented have been adjusted to reflect the four-for-one stock split effected on February 16, 2024.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation
Constant Currency Revenue Growth and Organic Revenue Growth

Net Sales

		% change y/y
	(In millions)	Reported	Currency Impact	Constant Currency	Acquisitions and Divestitures	Organic
	2Q24
CooperVision	$635.9	8%	2%	10%	1%	11%
CooperSurgical	306.7	6%	2%	8%	(4)%	4%
Total	$942.6	7%	2%	9%	(1)%	8%